 As filed with the Securities and Exchange Commission on
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   KEANE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                    MASSACHUSETTS                               04-243-7166
  (State or Other Jurisdiction of Incorporation or           (I.R.S. Employer
                    Organization)                           Identification No.)

                   TEN CITY SQUARE
                BOSTON, MASSACHUSETTS                             02129
      (Address of Principal Executive Offices)                 (Zip Code)

                      Keane, Inc. 1998 Stock Incentive Plan
                          UK Revenue Approved Sub Plan

                            (Full Title of the Plan)

                                 BRIAN T. KEANE
                                   KEANE, INC.
                                 TEN CITY SQUARE
                           BOSTON, MASSACHUSETTS 02129
                     (Name and Address of Agent For Service)

                                 (617) 241-9200
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                           Proposed Maximum      Proposed Maximum
Title of Securities      Amount to be     Offering Price Per    Aggregate Offering       Amount of
  to be Registered      Registered (1)           Share                 Price         Registration Fee
------------------------------------------------------------------------------------------------------
Common Stock, $0.10
par value per share    100,000 shares          $8.00(2)             $800,000(2)             $65
======================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange on March 20, 2003.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Item 1. Plan Information.

         The information required by Item 1 is included in documents sent or given to participants in the Keane, Inc. 1998 Stock Incentive Plan UK Revenue Approved Sub Plan (the "Plan") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         Item 2. Registrant Information and Employee Plan Annual Information.

         The written statement required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3. Incorporation of Documents by Reference.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

         (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the securities contained in the Registrant's registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         Item 4. Description of Securities.

         Not applicable.

         Item 5. Interests of Named Experts and Counsel.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Hal J. Leibowitz, a partner of Hale and Dorr LLP, serves as Clerk to the Registrant.

         Item 6. Indemnification of Directors and Officers.

         Section 67 of the Massachusetts Business Corporation Law permits a Massachusetts corporation to indemnify its directors, officers, employees and other agents to whatever extent specified in or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as otherwise provided in the articles of organization or the by-laws, any of these persons who are not directors may be indemnified to the extent authorized by the directors. Indemnification may include payment of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding and may be provided although the person is no longer affiliated with the corporation. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. A corporation also has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

         Section 13(b) of the Massachusetts Business Corporation Law permits a Massachusetts corporation to provide in its articles of organization that a director of the corporation shall not personally be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article 6A of the registrant's Articles of Organization provides that no director of the registrant shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Massachusetts Business Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article 6B of the registrant's Articles of Organization provides generally that the registrant will indemnify each person who is or was or has agreed to be a director or officer of the registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the Massachusetts Business Corporation Law.

         The registrant maintains officers' and directors' insurance in the amount of $30,000,000.

         Item 7. Exemption from Registration Claimed.

         Not applicable.

         Item 8. Exhibits.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9. Undertakings.

         1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on this 27th day of March, 2003.

                                       KEANE, INC.

                                       By: /s/ Brian T. Keane
                                           --------------------------------
                                           Brian T. Keane
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Keane, Inc., hereby severally constitute and appoint Brian T. Keane, John J. Leahy and Hal J. Leibowitz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Keane, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                              Title                            Date
             ---------                              -----                            ----
/s/ Brian T. Keane                    President, Chief Executive               March 27, 2003
-------------------------------       Officer and Director (Principal
Brian T. Keane                        executive officer)


/s/ John J. Leahy                     Senior Vice President - Finance          March 27, 2003
-------------------------------       and Administration (Principal
John J. Leahy                         financial and accounting officer)


/s/ John F. Keane, Sr.                Director                                 March 27, 2003
-------------------------------
John F. Keane, Sr.


/s/ Maria A. Cirino                   Director                                 March 27, 2003
-------------------------------
Maria A. Cirino

/s/ John H. Fain                      Director                                 March 21, 2003
-------------------------------
John H. Fain

                                      Director
-------------------------------
Philip J. Harkins

/s/ Winston R. Hindle, Jr.            Director                                 March 27, 2003
-------------------------------
Winston R. Hindle, Jr.


/s/ John F. Keane, Jr.                Director                                 March 21, 2003
-------------------------------
John F. Keane, Jr.

/s/ John F. Rockart                   Director                                 March 21, 2003
-------------------------------
John F. Rockart

/s/ Stephen Steinour                  Director                                 March 21, 2003
-------------------------------
Stephen Steinour

                                INDEX TO EXHIBITS

Number           Description
------           -----------
4.1              Articles of Organization of the Registrant, as amended, are incorporated herein by reference to Exhibit 4.1 to the
                 Registrant's Registration Statement on Form S-3 (File No.
                 33-85206)

4.2 Articles of Amendment to Articles of Organization of the Registrant, filed on May 29, 1998, are incorporated herein by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K, filed on June 3, 1998

4.3 Second Amended and Restated By-Laws of the Registrant are incorporated herein by reference to Exhibit 3 to Registrant's
                 Quarterly Report on Form 10-Q for the fiscal quarter ended June
                 30, 2000

4.4              Amendment to Second Amended and Restated Bylaws of the
                 Registrant are incorporated herein by reference to Exhibit 3.4 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001

5.1              Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1             Consent of Hale and Dorr LLP (included in Exhibit 5)

23.1             Consent of Ernst & Young LLP, independent auditors

24.1 Power of attorney (included on the signature pages of this registration statement)

____________